EXHIBIT 99.2

Corridor Communications Corporation

407 Lincoln Road

Miami Beach FL 33140

Tel 305 672 6344

To the Board of Directors

Corridor Communications Corp

June 13, 2008

Attention: Mr. Mike Liccardo

Attention: Mr. J. Mike Heil

Attention: Mr. Alex Walker, Jr.

Letter sent by Fax or Email, with Original in Mail.

Gentlemen,

I herewith announce my resignation as C.E.O./Director from the Board of Directors of Corridor Communications Corp effective at 5.30pm today the 13th June 2008.

I have arranged the press release and the 8K filing for release this afternoon.

Yours sincerely,

/s/Michael Zwebner

Michael Zwebner